Exhibit 31.3

CERTIFICATIONS

I, Leigh R. Fox, Chief Executive Officer, do hereby certify that:

1.	I have reviewed this Amendment to the annual report on Form 10-K/A of Cincinnati Bell Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Leigh R. Fox
Leigh R. Fox
Chief Executive Officer April 28, 2020